EIGHTH AMENDMENT TO UNIT POWER AGREEMENT FOR
THE SALE OF UNIT CAPACITY AND ENERGY
FROM OCEAN STATE POWER TO NEWPORT ELECTRIC CORPORATION

     This Eighth Amendment is entered into this 12th day of February, 1996, by and between Ocean State Power, a Rhode Island general partnership with its principal office in Burrillville, Rhode Island ("Seller"), and Montaup Electric Company, a Massachusetts corporation with its principal office in Boston, Massachusetts ("Buyer").

     WHEREAS, Seller and Newport Electric Corporation ("Newport") entered into a Unit Power Agreement for the Sale of Unit Capacity and Energy from Seller's combined-cycle generating plant located in Burrillville, Rhode Island, dated as of May 14, 1986 (as amended prior to the date hereof, the "Unit Power Agreement"); and

     WHEREAS, under a Consent, Assignment and Assumption Agreement dated March 13, 1994, Newport, with Seller's consent, assigned its rights and obligations under the Unit Power Agreement to Buyer and Buyer assumed those obligations; and

     WHEREAS, Seller and Buyer propose to amend further the Unit Power Agreement as set forth below.

     NOW THEREFORE, in consideration of the mutual undertakings and agreements contained in the Unit Power Agreement and in this Eighth Amendment, Seller and Buyer hereby agree to amend the Unit Power Agreement as follows:

     1. Definitions. Unless otherwise defined herein, all capitalized terms shall have the respective meanings ascribed to them in the Unit Power Agreement, as amended hereby, unless otherwise provided.

     2. Amendment. The following new paragraph shall be inserted at the end of
        Article 7.4:

     Buyer and Seller agree that if (i) Seller computes the monthly allowance for income taxes pursuant to Article 7.3(b)(2) of this Agreement on the basis of an effective income tax rate (other than for federal income taxes) that differs from the applicable income tax rate as determined by a Competent Taxing Authority, or (ii) Seller's charges for state excise taxes pursuant to Article 7.3(a)(4) of this Agreement differ from the actual liability of Seller or partners in Seller as determined by a Competent Taxing Authority, then Seller shall true-up any such difference, and shall either refund to Buyer or collect from Buyer the Buyer's Share of the difference between the amount previously billed and the amount of (a) the monthly allowance under Article 7.3(b)( 7) computed on the basis of such applicable income tax rate, (b) the charges for taxes under Article 7.3(a)(4) based on such actual tax liability of Seller or partners in Seller, and (c) interest and penalties, if any, assessed (or credited in the case of overpayments) by a Competent Taxing Authority with respect to such taxes. Notwithstanding anything to the contrary in this Article 7.4, Seller shall true-up any such tax allowance or charges with respect to any Contract Year at any time during the term of this Agreement or after the termination of this Agreement, irrespective of whether Seller previously had rendered recomputed bills pursuant to Article 7.4; provided, however, that Seller shall render a statement for such true-up not later than three months following a final and non-appealable determination with respect to any such tax liabilities. Seller (or partners in Seller as the case may be) agrees to take reasonable actions to contest or challenge any assessment of taxes subject to true-up pursuant to this paragraph, and the Operating Committee shall determine what reasonable actions should be taken in this regard. For purposes of this
Article 7.4, "Competent Taxing Authority" shall mean any state taxing authority having jurisdiction over Seller or partners in Seller with respect to corporate income and corporate excise taxes, and "applicable income tax rate" shall mean the effective rate of corporate income tax found to be applicable to Seller or partners in Seller with respect to income of Seller.

     3. Effectiveness. It shall be a condition precedent to the effectiveness of this Eighth Amendment that Seller shall have obtained the consent of the Majority Noteholders (as defined in the Note and Guaranty Agreement, dated October 19, 1992) with respect to this Amendment.

     IN WITNESS WHEREOF, Seller and Buyer have executed this Eighth Amendment to the Unit Power Agreement for the Sale of Unit Capacity and Energy from Ocean State Power to Newport Electric Corporation, as of the date written above.


                                                OCEAN STATE POWER, a General
                                                Partnership

                                                By:  JMC Ocean State
                                                     Corporation, a General
                                                     Partner
                                                By:   Michael McCleish
                                                Title: Vice President


MONTAUP ELECTRIC COMPANY

By:  /s/ Kevin A. Kirby
       Kevin A. Kirby
       Vice President